Exhibit 3.103

STATE OF TENNESSEE

Certificate Of Incorporation

Name:	First. The name of this corporation is WEST KNOXVILLE FIRE DEPARTMENT, INC.

Address:	Second. The address of the principal office of this corporation in the State of Tennessee is 10416 Kingston Pike, Concord, Tennessee

Business:	Third. The general nature of business to be transacted by this ____________ is:

The operation of a private fire department for the purpose of furnishing fire protection services to its customers and subscribers, and the sale of fire fighting equipment and materials, including fire extinguishers.

Stock, with Classifications and Distinguishing Characteristics, if any.

Fourth. The maximum number of shares of stock which this corporation is authorized to have outstanding at any time is:

Five Hundred (500) Shares of common stock having a per value of One Hundred ($100.00) Dollars per share.

Initial Capital.	Fifth. The amount of capital which this corporation will begin business shall be (not less than One Thousand) One Thousand and No/100 _____________ Dollars and when such amount so fixed shall have been subscribed for all __________ of the _________ of this corporation shall be enforceable and it may proceed to do business in the ____________ and as fully as though the maximum number of shares authorized under the ______ of the preceding section hereof shall have been subscribed for.

We, the undersigned, apply to the State of Tennessee, by virtue of the laws of the land, the Charter of Incorporation for the purposes and with the powers, etc., declared in the foregoing _______________.

Witness our hands this the 11th day of August 1964.

Subscribing Witness	/s/ Max M. McTeer

_________________________	/s/Max M. McTeer

/s/

STATE OF TENNESSEE, COUNTY OF KNOX

Personally appeared before me John A. Wray, Jr. (Clerk of the County Court or Notary Public) the within named incorporation Max M. McTeer, Elva McTeer and Carl T. Houston with whom I am personally acquainted, and who acknowledged that they executed the within application for a Charter of Incorporation for the purposes therein contained and expressed.

Witness my hand and official seal at office in Knoxville, Tennessee this 11th day of August, 1964.

/s/ John A. Wray Jr.

(If Notary Public) My commission expires 25th day of October, 1965

(Official Title) Notary Public

(Certificate of Probate for Subscribing Witness, if not Acknowledged by all of the Incorporation.)

STATE OF TENNESSEE, COUNTY OF

Personally appeared before me                                          of said County, the within named                                                               the subscribing witness and incorporator, with whom I am personally acquainted and who acknowledged that he executed the within application for a Charter of Incorporation for the purposes ________ _________ ________ ________ and the said _____________ subscribing witness to the ____________.

I, JOE C. CARR, Secretary of State, do certify that this Charter, with certificate attached, the foregoing of which is a true copy, was this day registered and certified to by me.

This the 18th day of August, 1964.

JOE C. CARR, SECRETARY OF STATE FEE: $20.00

ARTICLE OF AMENDMENT TO THE CHARTER

OF

WEST KNOXVILLE FIRE DEPARTMENT, INC.

Pursuant to the provisions of Section 48-303 of the Tennessee General Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Charter:

1. The name of the corporation is WEST KNOXVILLE FIRE DEPARTMENT, INC.

2. The amendments adopted are:

Paragraphs “FIRST” and “SECOND” of the Charter relating to the name and address of the corporation are deleted and the following inserted:

“FIRST.	The name of this corporation is TENNESSEE RURAL
METRO FIRE DEPT, INC.”

“SECOND.	The address of the principal office of this corporation in the
State of Tennessee is 10504 Kingston Pike, Knoxville,
Tennessee 37922.”

3. These amendments were duly adopted at a meeting of the shareholders on June 6, 1977.

I, GENTRY CROWELL, Secretary of State, do hereby certify that his amendment to charter, with certificate attached, the foregoing of which is a true copy, was this day registered and certified to by me. This the 21st day of June, 1977.

GENTRY CROWELL SECRETARY OF STATE FEE $10.00

FILED: May 10, 1978

ARTICLES OF AMENDMENT TO THE CHARTER

OF

THE TENNESSEE RURAL METRO FIRE DEPARTMENT, INC.

Pursuant to the provisions of § 48-303 of the Tennessee General Corporation Act, the undersigned Corporation adopts the following Articles of Amendment to its Charter

1. The name of the Corporation is The Tennessee Rural Metro Fire Department, Inc.

2. The Amendments adopted are: That Paragraph 3 of the original Charter of the Corporation be deleted in its entirety and that there be substituted in this place the following General Purposes Clause:

Third. The general nature of the business to be transacted by this Corporation is:

A. The operation of a private fire department for the purpose of furnishing fire protection to its customers, and

B. For any other lawful purposes.

3. These Amendments were duly adopted at a meeting

I, GENTRY CROWELL, Secretary of State, do hereby certify that this amendment to the charter, with certificate attached, the foregoing of which is a true copy, was this day registered and certified to by me. This the 10th day of May, 1978.

GENTRY CROWELL SECRETARY OF STATE FEE: $10.00

ARTICLES OF AMENDMENT TO THE CHARTER

OF

TENNESSEE RURAL METRO FIRE DEPT., INC.

CHANGING THE PRINCIPAL OFFICE

Pursuant to the provisions of Section 48-303 of the Tennessee General Corporation Act, the undersigned corporation adopts the following articles of amendment to its charter:

1. The name of the corporation is:

_______________________________________________________________________________________

2. The amendment adopted is: The address of the principal office of the corporation in the State of Tennessee shall be

Street:	6700 Baum Drive
P.O. Box 10554

City:	Knoxville,

Zip Code:	37919

County:	Knox

3. The amendment was duly adopted (at a meeting) of the directors on August 9, 1984. (Strike inapplicable words.)

4. The amendment is to be effective when _________________________